UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): October 6, 2021

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

(408) 841-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2021, the Board of Directors of ChargePoint Holdings, Inc. (the “Company”) designated Henrik Gerdes, the Company’s Chief Accounting Officer, to serve as the Company’s Principal Accounting Officer, effective as of October 6, 2021. Mr. Gerdes will assume the Principal Accounting Officer duties from Rex S. Jackson, the Company’s Chief Financial Officer, and Mr. Jackson will remain the Principal Financial Officer of the Company. Mr. Gerdes, age 45, has served as the Chief Accounting Officer of the Company since April 2019. Prior to joining the Company, Mr. Gerdes served as Chief Accounting Officer of 8x8, Inc., a provider of voice over IP products, from April 2017 to March 2019. Before 8x8, Inc., Mr. Gerdes served as Vice President, Corporate Controller and Treasurer for Rocket Fuel, Inc., a marketing and advertising platform, from September 2014 to March 2017. Mr. Gerdes holds a Master in Finance from the University of Göttingen.

Mr. Gerdes did not receive any additional compensation upon his designation as Principal Accounting Officer of the Company. In connection with his designation as Principal Accounting Officer, the Company expects to enter into its standard form of indemnification agreement with Mr. Gerdes. Mr. Gerdes has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Gerdes and any other person pursuant to which he was designated as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rex S. Jackson
Name: Rex S. Jackson
Title: Chief Financial Officer

Date: October 8, 2021